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                                                                       EXHIBIT 5

                               September 20, 1996



Board of Directors
LCC International, Inc.
Arlington Courthouse Plaza II
2300 Clarendon Boulevard, Suite 800
Arlington, Virginia  22201

Members of the Board of Directors:

                  We are acting as special counsel to LCC International, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (File No. 333-6067) as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,750,000 shares of the Company's Class A Common Stock, par value $0.01 per share, of which up to 3,162,500 shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on September 20, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
September 20, 1996
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                  4.       A certificate of good standing for the Company from
                           the Secretary of State of the State of Delaware.

                  5. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated, and Oppenheimer & Co., Inc. will act as representatives, filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

                  6. Resolutions of the Board of Directors of the Company adopted on June 11, 1996, July 23, 1996, August 26, 1996 and September 19, 1996 and resolutions of the Sole Stockholder of the Company adopted on August 26, 1996 and September 19, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares to be sold by the Company specified in the resolutions of the Board of Directors (or the pricing committee referred to
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Board of Directors
September 20, 1996
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above), the Shares to be sold by the Company will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of Amendment No. [2] to the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                            Very truly yours,

                                            /s/   HOGAN & HARTSON L.L.P.

                                            HOGAN & HARTSON L.L.P.